                               SERVICES AGREEMENT

         METLIFE INVESTORS DISTRIBUTION COMPANY (the "Distributor") and METLIFE INSURANCE COMPANY OF CONNECTICUT ("MIC" or the "Servicer") mutually agree to the arrangements set forth in this Agreement (the "Agreement") dated as of the 20th day of October, 2006.

         WHEREAS, MIC, through the separate accounts listed on Schedule A, issues variable insurance annuity and life insurance contracts (the "Contracts") that utilize (i) certain shares of beneficial interest of the series of various funds, and (ii) certain shares of other funds (together, the "Shares");

         WHEREAS, the Distributor is the principal underwriter and distributor of the Contracts;

         WHEREAS, the Distributor receives fees from the funds utilized by the Contracts (each a "Fund," and together, the "Funds") pursuant to certain agreements with each such Fund and Distribution Plans adopted by each such Fund pursuant to Rule 12b-1 (each, a "Plan" and together, the "Plans") under the Investment Company Act of 1940;

         WHEREAS, the Plans relate to certain Shares of the Funds (the "Plan Shares");

         WHEREAS, the Distributor desires to obtain from the Servicer certain services described in Schedule B to this Agreement (the "Services") for the Servicer's customers who are current or potential beneficial holders of the Plan Shares (the "Customers"), and the Servicer desires to provide the Services; and

         WHEREAS, neither the Servicer nor any other person has any contractual or other legal obligation to provide the Services.

         NOW, THEREFORE, the parties agree as follows:

         1. SERVICES. The Servicer agrees to provide to the Distributor the Services described in Schedule B hereto for the Customers.

         2.       SERVICE FEES.

         (a) The Distributor agrees to pay the Servicer amounts to be accrued daily and paid quarterly (or at such other intervals as are agreed to by the parties) determined in accordance with Schedule C hereto.

         (b) The Distributor shall calculate the payment contemplated by this Section 2 at the end of each calendar quarter (or other agreed upon interval) and will make such payment to the Servicer reasonably promptly thereafter, without demand or notice by the Servicer.




9575342                                1

         3.       TERM.

         This Agreement shall remain in full force and effect for a period of one year from the date hereof and shall be automatically renewed thereafter for successive one-year periods, unless written notice of termination is given by one party to the other not less than 30 days prior to the end the term as extended or as otherwise terminated in accordance with Section 4 hereof.

         4.       TERMINATION.

         (a) This Agreement will be terminated upon mutual agreement of the parties hereto in writing.

         (b) The Service fees provided hereby shall be automatically terminated with respect to any class of Plan Shares in the event that the Plan is terminated with respect to such class of Shares.

         5.       AMENDMENT.

         This Agreement may be amended only upon mutual agreement of the parties hereto in writing.

         6.       NON-RECOURSE NATURE OF OBLIGATION.

         The Distributor shall only be obligated to pay fees with respect to any class of Plan Shares to the Servicer to the extent that the Distributor has actually received the corresponding fees from the Fund with respect to such class of Plan Shares. In the event Distributor is no longer obligated to pay fees as to a class of Plan Shares, Servicer shall no longer be obligated to provide services to Distributor with respect to such class of Plan Shares.

         7.       MISCELLANEOUS

         (a) Successors and Assigns. This Agreement shall be binding upon the parties hereto and their transferees, successors and assigns. The benefits of and the right to enforce this Agreement shall accrue to the parties and their transferees, successors and assigns.

         (b) Assignment. Neither this Agreement nor any of the rights, obligations or liabilities of either party hereto shall be assigned without the written consent of the other party.

         (c) Intended Beneficiaries. Nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable claim, right




9575342                                2
or remedy. Rather, this Agreement is intended to be for the sole and exclusive benefit of the parties hereto.

         (d) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original but all of which shall together constitute one and the same instrument.

         (e) Applicable Law. This Agreement shall be interpreted, construed, and enforced in accordance with the laws of the state of Connecticut without reference to the conflict of law provisions thereof.

         (f) Severability. If any portion of this Agreement shall be found to be invalid or unenforceable by a court or tribunal or regulatory agency or competent jurisdiction, the remainder shall not be affected thereby, but shall have the same force and effect as if the invalid or unenforceable portion had not been inserted.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

METLIFE INVESTORS DISTRIBUTION COMPANY


By: /s/ Richard C. Pearson
    -----------------------------------
Name:  Richard C. Pearson
Title: Executive Vice President


METLIFE INSURANCE COMPANY OF CONNECTICUT


By: /s/ Elizabeth M. Forget
    -----------------------------------
Name:  Elizabeth M. Forget
Title: Vice President




9575342                                3

                                   SCHEDULE A
                                SEPARATE ACCOUNTS

MetLife of CT Fund ABD for Variable Annuities
MetLife of CT Fund BD for Variable Annuities
MetLife of CT Fund BD III for Variable Annuities
MetLife of CT Fund U for Variable Annuities
MetLife of CT Fund UL for Variable Life Insurance
MetLife of CT Fund UL III for Variable Life Insurance
MetLife of CT Separate Account Five for Variable Annuities
MetLife of CT Separate Account Seven for Variable Annuities
MetLife of CT Separate Account Nine for Variable Annuities
MetLife of CT Separate Account PF for Variable Annuities
MetLife of CT Separate Account QP for Variable Annuities
MetLife of CT Separate Account QPN for Variable Annuities
MetLife of CT Separate Account TM for Variable Annuities
MetLife of CT Separate Account Eleven for Variable Annuities
MetLife of CT Separate Account Thirteen for Variable Annuities
MetLife Insurance Company of CT Variable Annuity Separate Account 2002 MetLife of CT Variable Life Insurance Separate Account Three
MetLife of CT Separate Account MGA
MetLife of CT Separate Account MGA II
MetLife of CT Separate Account PP for Variable Life Insurance
MetLife of CT Separate Account CPPVUL1
MetLife of CT Variable Life Insurance Separate Account PP2




9575342                                4

                                   SCHEDULE B
                             ADMINISTRATIVE SERVICES

               (As used on this Schedule A, the term "Customers" shall refer to current Customers and prospective Customers).

- Telephonic support for Customers with respect to inquiries about the Shares or the Funds.

- Assisting Customers in completing the Fund portion of any product application.

- Delivery to customers of the Funds' then-current prospectuses, and all supplements thereto, and approved sales literature with respect thereto.

- Providing to customers the Funds' statements of additional information (upon request) and annual or semi-annual reports.

- Assisting Customers with decisions regarding beneficial ownership decisions.

- Assisting Customers in understanding any aspect of a Fund's or a Share's investment objective, policies or restrictions or other operational features.

- Providing Customers with approved information with respect to the Funds' investment advisers and any related investment subadvisers.

- Answering questions relating to, and assisting Customers, in properly directing the Servicer, as record owner, how to vote allocable Shares by proxy for all shareholder meetings.

- Providing other usual or incidental administrative services provided to customers.





9575342                                5

                                   SCHEDULE C
                                  SERVICE FEES

An amount equal to the amount of the fees received by the Distributor from the Funds.




9575342                                6

                                 AMENDMENT NO. 1

                                       TO

                               SERVICES AGREEMENT

     The Services Agreement (the "Agreement"), dated October 20, 2006, between METLIFE INVESTORS DISTRIBUTION COMPANY (the "Distributor"), and METLIFE INSURANCE COMPANY OF CONNECTICUT ("MIC" or the "Servicer") is hereby amended as follows:

     Effective immediately, Schedule A to the Services Agreement is amended to read in its entirety as follows:

                                   SCHEDULE A
                                SEPARATE ACCOUNTS

MetLife of CT Fund ABD for Variable Annuities
MetLife of CT Fund ABD II for Variable Annuities
MetLife of CT Fund BD for Variable Annuities
MetLife of CT Fund BD II for Variable Annuities
MetLife of CT Fund BD III for Variable Annuities
MetLife of CT Fund BD IV for Variable Annuities
MetLife of CT Separate Account Five for Variable Annuities
MetLife of CT Separate Account Six for Variable Annuities
MetLife of CT Separate Account Seven for Variable Annuities
MetLife of CT Separate Account Eight for Variable Annuities
MetLife of CT Separate Account Nine for Variable Annuities
MetLife of CT Separate Account Ten for Variable Annuities
MetLife of CT Separate Account Eleven for Variable Annuities
MetLife of CT Separate Account Twelve for Variable Annuities
MetLife of CT Separate Account Thirteen for Variable Annuities
MetLife of CT Separate Account Fourteen for Variable Annuities
MetLife of CT Separate Account PF for Variable Annuities
MetLife of CT Separate Account PF II for Variable Annuities
MetLife of CT Separate Account QP for Variable Annuities
MetLife of CT Separate Account QPN for Variable Annuities
MetLife of CT Separate Account TM for Variable Annuities
MetLife of CT Separate Account TM II for Variable Annuities
MetLife Insurance Company of CT Variable Annuity Separate Account 2002 MetLife Life and Annuity Company of CT Variable Annuity Separate Account 2002 MetLife of CT Fund U for Variable Annuities
MetLife of CT Fund UL II for Variable Annuities
MetLife of CT Fund UL for Variable Life Insurance
MetLife of CT Fund UL III for Variable Life Insurance


9575342                                 1

MetLife of CT Variable Life Insurance Separate Account One MetLife of CT Variable Life Insurance Separate Account Two MetLife of CT Variable Life Insurance Separate Account Three MetLife of CT Separate Account MGA
MetLife of CT Separate Account MGA II
MetLife of CT Separate Account PP for Variable Life Insurance MetLife of CT Separate Account CPPVUL1
MetLife of CT Variable Life Insurance Separate Account PP2

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 1 to the Agreement on the 25th day of March 2008.

METLIFE INVESTORS DISTRIBUTION COMPANY


By: /s/ Richard C. Pearson
    ---------------------------------
Name: Richard C. Pearson
Title: Executive Vice President


METLIFE INSURANCE COMPANY OF CONNECTICUT


By: /s/ Elizabeth M. Forget
    ---------------------------------
Name: Elizabeth M. Forget
Title: Executive Vice President


9575342                                 2